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June 15, 2005

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated June 15, 2005 of Clinical Intelligence, Inc. and are in agreement with the first four paragraphs thereof. We have no basis to agree or disagree with other statements of the registrant contained herein.

Gordon, Hughes & Banks, LLP

Gordon, Hughes & Banks, LLP